Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-253144) of Technip Energies N.V. of our report dated November 10, 2020 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
April 19, 2021